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                                                                   EXHIBIT 10.15



                                LICENSE AGREEMENT


        This agreement is made on May 25, 1998, and MICHAEL F. COX, an individual, (hereinafter the "Licensor") and MEDIFORCE PRODUCTS, INC., having its principal place of business at 1200 North Federal Highway, Suite 200, Boca Raton, Florida 33432, (hereinafter the (hereinafter the "Licensee").

        WHEREAS, the Licensor represents that he is the sole and exclusive owner of, and has the sole and exclusive right to grant licenses under Letters Patent of the United States issued to him, to wit, No. 5,433,697, issued on July 18, 1995; and

        WHEREAS, the Licensee is desirous of acquiring the exclusive right and license to manufacture, sell, and use apparatus embodying, employing and containing the invention patented in aforesaid Letters Patent, throughout the worldwide;

        NOW, THEREFORE, the parties hereto have covenanted and agreed, and do hereby covenant and agree as follows:

1. Licensor has granted, conveyed, and by these presents does grant and convey unto the Licensee the exclusive right and license to manufacture, sell and use apparatus embodying, employing, and containing the inventions patented in the aforesaid Letters Patent, throughout the worldwide, to the full end of the term or terms for which said Letters Patent have been or may be granted , and any reissue or reissues thereof, unless this Agreement is sooner terminated, as hereinafter provided:

2. The Licensor, as a condition and covenant, hereby represents, covenants and agrees that to the best of its knowledge it is the sole and exclusive of the entire right, title and interest in and to the aforesaid United States patent, and that he has the right to grant the exclusive


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        right, license and privilege hereby granted; that he has executed no contract or agreement in conflict herewith, and that it has not granted to any other person, firm or corporation any right, license, shop-right, or privilege hereunder.

3. Licensee covenants and agrees to pay the Licensor commencing May 25, 1999, and thereafter during the continuance of this Agreement, the sum of One Hundred Thousand Dollars, and annually thereafter for a period of five years, or May 25, 2004.

4. In the event that any national government imposes any taxes on any part of the payments required hereunder by Licensee to Licensor and requests Licensee to withhold taxes from such payment, Licensee may deduct such taxes from such payments. Tax receipts indicating payments or withholding of taxes on behalf of Licensor shall be promptly submitted to Licensor. Licensee shall cooperate with Licensor in a determination of the proprietary of imposition of any such tax.

5. Licensee shall have the sole and exclusive right to institute and prosecute any and all suits to enjoin any and all infringers of said Letters Patent; and from time to time during the continuance of this Agreement, and at his own expense, may institute any suit or suits which he may deem necessary; the Licensee to have the sole right to institute and prosecute such suits and to employ therefor his own counsel, and he shall pay for all services rendered by counsel so retained, and all costs and expenses incidental thereto.

6. Licensor agrees that the Licensee may join as part Plaintiff if the Licensee should find it necessary or desirable in any suit or suits which the Licensee may institute, involving said Letters Patent, it being expressly understood and agreed that in such event the Licensor shall not be chargeable for any costs or expenses by reason of being joined as party plaintiff, but that the Licensee shall bear all such expenses.


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7.      The Licensor agrees to execute any and all papers, documents or other instruments which may be found necessary or desirable to effect the exclusive right and license herein granted to the Licensee; and also to execute any and all papers which may be found necessary or desirable in any suit or suits brought under and pursuant to this Agreement; and the Licensor further covenants and agrees that it will testify in any interference or litigation whenever requested so to do by the Licensee, all however at the expense of the Licensee.

8. Licensee agrees that all information and documentation made available or disclosed to Licensor by Licensee as a result of or related to this Agreement, or any negotiations therefor, shall be received and treated by Licensor on a non-confidential and unrestricted basis, any legends or proprietary notices of license to the contrary notwithstanding; provided, however, all information relating to royalties paid hereunder by Licensee shall not be disclosed to third parties, except and to the extent required to comply with applicable law, regulation or court order.

9. Unless otherwise terminated and/or canceled as set forth herein, this Agreement and the license granted shall continue in force for a period of five (5) years from the date of execution of this Agreement. This Agreement and the license granted herein may be extended on the terms and conditions to be mutually agreed upon prior to the expiration of the initial five (5) year term.

10. If Licensee shall at any time default in the payment of any monies due hereunder, or in fulfilling any of the other obligations hereof, and such default shall not be cured within thirty (30) days after written notice thereof is given by Licensor to Licensee, Licensor shall have the right to terminate and/or cancel this Agreement by giving written notice of

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        termination/cancellation to Licensee; this Agreement thereby being terminated/canceled fifteen (15) days after such notice of termination/cancellation is mailed by Licensor. Licensee shall have the right to cure any such default up to, but not after, the giving of such notice of termination/cancellation. Licensor shall have the right to terminate/cancel this Agreement by giving written notice of termination/cancellation to Licensee in the event of any one of the following, such termination/cancellation being effective upon receipt of such notice or five (5) days after such notice is mailed, whichever is earlier:

                a.  Liquidation of Licensee;

                b. Insolvency or bankruptcy of Licensee, whether voluntary or involuntary;

                c.  Failure of Licensee to satisfy any judgment against him;

                d.  Appointment of a Trustee or Receiver for Licensee.

11. The waiver of any default under this Agreement by either party shall not constitute a waiver of the right to terminate/cancel this Agreement for any subsequent or like default, and the exercise of the right of termination/cancellation shall not impose any liability by reason of termination/cancellation nor have the effect of waiving any damages t which the terminating/canceling party might otherwise be entitled.

12. This Agreement shall bind and apply to the successors and assigns of the Licensor, and may inure to the benefit of, may be transferable to, and be binding upon the successors and assigns of the Licensee.


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13.     The terms and conditions of this Agreement shall be interpreted and governed by the laws of the State of Florida. Venue shall be in Palm Beach County, Florida.

14. The terms and conditions of this Agreement shall not be strictly construed against one party or the other but shall be construed in such a manner as is fair, just and reasonable to both parties.

15. In the event this Agreement is the subject of any proceeding to interpret or enforce its terms or conditions, or to remedy a breach thereof, the prevailing party shall be entitled to reasonable attorney's fees and costs.

16. In the event that any portion of this Agreement is held invalid by a Court of competent jurisdiction the remaining portions of this Agreement shall continue in full force and effect.

17. Each party to this Agreement shall satisfy the conditions and perform the terms thereof in good faith and with fair dealing to the other party.

18. Each party shall fully cooperate with the other party and exercise due diligence and reasonable efforts in the satisfaction of the conditions and in the performance of the terms of this Agreement.

19. Each party shall do such and further acts as are reasonably necessary to satisfy the conditions and to preform the terms of this Agreement.

20. Each party in the satisfaction of the conditions and in the performance of the terms of this Agreement shall comply with all applicable local, state and federal law.

21. Each party represents and warrants to the other party that it has the full right, power and authority to enter into this Agreement and not as the result of the execution or performance of this Agreement be in knowing violation of any private contract or federal


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        or state law, regulation, ruling, order or decree. The execution and delivery of this Agreement by the parties has been duly authorized as appropriate.

                                        MEDIFORCE PRODUCTS, INC.


________________________________        By:_____________________________________
Michael F. Cox                          Its:____________________________________
Licensor                                    Licensee